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                                                                      Exhibit 5


                       [Dorsey & Whitney LLP Letterhead]




ENStar Inc.
610 Park National Bank Building
5353 Wayzata Boulevard
Minneapolis, MN  55416

       Re:  ENStar Inc./Registration Statement on Form S-4

Ladies and Gentlemen:

           We have acted as counsel to ENStar Inc., a Minnesota corporation, (the "Company"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to the distribution by the Company of up to 3,357,400 shares of common stock of the Company, par value $.01 per share (the "Common Stock").

           We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Common Stock will be issued and sold as described in the Registration Statement.

           Based on the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company as described in the Registration Statement have been duly authorized by all requisite corporate action and, upon





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issuance and delivery therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

           Our opinions expressed above are limited to the laws of the State of Minnesota.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

Dated:  March 20, 1996


                                                         Very truly yours,

                                                         DORSEY & WHITNEY LLP

JAH





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